                                                                     Exhibit 4.2


                    COOPERATIVE BANK FOR SAVINGS, INC., SSB

                 EMPLOYEE STOCK OWNERSHIP-401(K) SAVINGS PLAN

                    (Effective Date of Plan: April 1, 1991)


                   -----------------------------------------

                           SUMMARY PLAN DESCRIPTION

                   -----------------------------------------



                       * * * * * * * * * * * * * * * * *

                       THIS DOCUMENT CONSTITUTES PART OF
                       A PROSPECTUS COVERING SECURITIES
                        THAT HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933

                       * * * * * * * * * * * * * * * * *

                    COOPERATIVE BANK FOR SAVINGS, INC., SSB

                 EMPLOYEE STOCK OWNERSHIP-401(k) SAVINGS PLAN


                               TABLE OF CONTENTS


TITLE                                              Page
-----                                              ----

GENERAL INFORMATION.............................     1

PLAN PARTICIPATION..............................     3

PLAN CONTRIBUTIONS..............................     3

INVESTMENT OF PLAN CONTRIBUTIONS................     5

VOTING OF COMMON STOCK..........................     7

WITHDRAWALS AND LOANS...........................     8

PAYMENT OF BENEFITS.............................     8

REEMPLOYMENT....................................     9

TAX CONSIDERATIONS..............................    10

CLAIMS PROCEDURES...............................    11

ADDITIONAL INFORMATION..........................    11


                    COOPERATIVE BANK FOR SAVINGS, INC., SSB
                  EMPLOYEE STOCK OWNERSHIP-401(K) SAVINGS PLAN


                                  INTRODUCTION

     Cooperative Bank for Savings, Inc., SSB (the "Bank") originally adopted the Cooperative Bank for Savings, Inc., SSB Employee Stock Ownership Plan (the "Plan"), effective April 1, 1991, in order to give its employees a stockholder's interest in the Bank's success, and thereby to encourage each employee to take a more active role in keeping the Bank productive and profitable. Effective January 1, 1997, the Bank amended and restated the Plan to permit both voluntary -- 401(k) -- contributions by participants ("Participant Contributions") and
                                             -------------------------
Bank contributions matching Participant Contributions.

     This booklet is the "Summary Plan Description" required under the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and it supersedes
                                                    -----
any prior summary plan description previously provided by the Bank. It highlights the most important provisions of the Plan and is written in a question and answer format in order to simplify the presentation of the material. Please read it carefully because the more you know about the Plan, the better you can take advantage of its benefits. If you then have any questions, please don't hesitate to get in touch with the Plan Administrator.

     Terms in this booklet that begin with capital letters have specially defined meanings under the Plan, which are underlined and explained where they are first used in the booklet. In the event of any conflict between this summary and the Plan, the provisions of the Plan will control. A copy of the Plan is available for inspection at our Personnel Office.

                              GENERAL INFORMATION

1.   WHAT IS THE NAME OF THE PLAN?

     The Plan's full name is the Cooperative Bank for Savings, Inc., SSB Employee Stock Ownership-401(k) Savings Plan. In this document, it will commonly be referred to as the Plan.
                                    ----

2.   WHAT KIND OF PLAN IS THE PLAN?

     The Plan is an "employee stock ownership plan" as defined in ERISA, which also includes provisions permitting Participant Contributions and employer matching contributions.

3.   HOW DOES THE PLAN WORK?

     Under the Plan, a Plan participant may elect to defer between 1% and 15% of his or her annual W-2 earnings, not to exceed $9,500 annually (as indexed for inflation under the Internal Revenue Code) to his or her Participant Contribution account which amounts will be contributed to the Plan trust by the Bank on the participant's behalf. Cooperative Bankshares, Inc. (the "Company") may also contribute cash or shares of its common stock ("Common Stock") to the Plan trust in the form of employer discretionary contributions or Matching Contributions, which
                                                ----------------------
     match all or a portion of Participant Contributions according to a formula established by the Bank. (See Q&A-13, below) The Plan trust is a separate trust fund maintained for the benefit of those employees who have become participants in the Plan. Participants will have any Participant Contributions plus their share of employer contributions allocated to their personal "Plan Accounts" over the years. A Plan Account is an account
                                                 ---- -------
     created in the records of the Plan to keep track of each participant's interest in contributions allocated to his or her account. Upon leaving employment, participants will be entitled to receive their Plan Accounts, to the extent "vested."

4. WHAT PLAN NUMBER IDENTIFIES THE PLAN FOR PURPOSES OF FILING REPORTS WITH THE INTERNAL REVENUE SERVICE?

     002

5.   WHO IS THE PLAN SPONSOR?

     Cooperative Bank for Savings, Inc., SSB (also referred to as the Bank or as
                                                                      ----
     the Employer).
         --------

          Address:   201 Market Street
                     Wilmington, North Carolina  28401
          Telephone: (910) 343-0181
          E.I.N.:    56-0188330

6.   WHO IS THE PLAN ADMINISTRATOR AND "NAMED FIDUCIARY?"

     The Bank at the address and telephone number stated in Answer 5 above.

7.   WHO ARE THE TRUSTEES OF THE PLAN?

     Frederick Willetts, III, O.C. Burrell, Jr., Daniel W. Eller, Edward E. Maready, and Eric R. Gray, acting by majority. You may contact the Trustees at the address and telephone number stated in Answer 5 above.

8.   WHO IS THE AGENT FOR SERVICE OF LEGAL PROCESS?

     The Bank, by its President, or the Trustees, at the address stated above.

                              PLAN PARTICIPATION

9.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All employees of the Bank or the Company, with certain exceptions not applicable to anyone at this time.

10.  WHEN WILL I BECOME A PARTICIPANT IN THE PLAN?
                          -----------

     You become a Participant on the later of (i) the January 1st or July 1st
                                     -----
     that coincides with or next follows your satisfaction of both of the eligibility requirements described in Answer 11 below, or (ii) April 1, 1991.

11.  WHAT ARE THE REQUIREMENTS FOR PARTICIPATION IN THE PLAN?

     You must attain age 21 and complete 1,000 Hours of Service (as defined in Q&A-12) either during the 12-month period following the date your
             ------
     employment commences, or during any Plan Year beginning after the date your
                           --
     employment commences.  The Plan Year is the 12-month period that ends
                                ---------
     annually on December 31.

12.  WHAT IS AN HOUR OF SERVICE?

     Generally, you will receive credit for an Hour of Service for each hour for
                                               ---------------
     which you are entitled to be paid by the Bank or the Company, including working hours and paid nonworking hours as provided under the Plan. You cannot be credited with more than 501 Hours of Service during any single period of absence from work, whether paid or non-paid.

                              PLAN CONTRIBUTIONS

13.  AM I PERMITTED TO MAKE CONTRIBUTIONS TO THIS PLAN?

     As often as once each calendar quarter, you may execute a written agreement authorizing the Bank to withhold from 2% to 16% of your compensation otherwise payable from the Bank, not to exceed $9,500 (per Plan Year) as indexed for inflation under the Code. In consideration of such agreement, the Bank will remit Participant Contributions to the Plan trust in cash, as soon as is practicable following the pay period to which they relate.

     You may not make rollover contributions to the Plan. (A rollover contribution is a contribution of assets paid from another retirement plan.)

14.  IS THE BANK REQUIRED TO MAKE ANNUAL CONTRIBUTIONS TO THE PLAN?

     The Bank's Board of Directors generally has discretion over the amount it will contribute to the Plan for each Plan Year; however, the Bank intends to contribute amounts sufficient to repay any loans used to acquire Common Stock held by the Plan. If no contribution is made for any year, the Bank will inform the Plan Administrator and the Trustees.

     In addition to any discretionary contribution for each Plan Year, the Bank may declare and contribute a Matching Contribution in an amount to be determined annually prior to the beginning of a Plan Year. Such determination will be at the sole discretion of the Board of Directors of the Bank and may be equal to some percentage, if any, of the total amount, or portion thereof, of Participant Contributions agreed to be made pursuant to salary deferral agreements entered into between the Bank and Participants for such Plan Year. In addition, for each Plan Year, the Bank will contribute such additional amount as its Board of Directors will determine.

     The Bank may also contribute an additional amount determined in its sole judgement. This additional contribution, if any, will be allocated to Participants who are not considered "highly-compensated" for federal tax purposes and will be allocated based on the proportion of each eligible Participant's compensation to that of all eligible Participants. These contributions will be nonforfeitable and subject to certain withdrawal restrictions./1/

     Employer contributions may be made in the form of Common Stock, cash, or other securities, and will be made before or shortly after the end of the Plan Year to which they relate.

15.  WHO SHARES IN THE BANK'S CONTRIBUTIONS TO THE PLAN?

     Matching Contributions. Participants will be eligible to receive allocations of Matching Contributions irrespective of their hours of service during the Plan Year or their employment status on the last day of the Plan Year.

     Other Bank Contributions. To share in a Plan contribution by the Bank (other than a Matching Contribution) for a particular Plan Year, you must be (i) a Participant in the Plan on the last day of the Plan Year (unless you terminated service during the Plan Year due to death, total disability or retirement), and (ii) complete at least 1,000 Hours of Service during the Plan Year.

------------------
/1/ For plan years beginning after December 31, 1996, you will be considered "highly compensated" only if you (1) are a 5% owner of the Bank or the Company, or (2) had compensation in excess of $80,000 and were in top 20% of employees (ranked by compensation) for the preceding Plan year.

16.  HOW WILL MY SHARE OF THE BANK'S CONTRIBUTIONS TO THE PLAN BE DETERMINED?

     The Bank's discretionary (non-matching) contributions will be allocated in proportion to the ratio of your compensation/2/ to the total compensation of all eligible Participants for the Plan Year. For example, if your compensation is $10,000 and the total compensation of all eligible Participants for the Plan Year ending December 31, 1996 is $100,000, your Plan Account would be credited with 10% of our discretionary contribution for the Plan Year. Thus, your share of a $15,000 contribution would be $1,500 (10% of $15,000).

     Matching Contributions will be allocated based on your Participant Contributions for the Plan Year, according to the formula established by the Bank.

     In accordance with various federal tax laws, the Plan limits the maximum amount that can be allocated to a Participant in a year. It is not likely that this limit will be reached by any employee participating in the Plan, but you will be notified if it applies to you.

                       INVESTMENT OF PLAN CONTRIBUTIONS

17.  WHAT HAPPENS TO PLAN CONTRIBUTIONS?

     Contributions go into a Trust Fund held by the Trustees, who maintain the
                             ----------
     trust for the exclusive benefit of Plan Participants. The Trust Fund is not taxed on its earnings or income, and you are not taxed on the value of your Plan Account until it is actually paid to you.

18A. HOW ARE BANK CONTRIBUTIONS INVESTED?

     The Trustees invest Bank contributions primarily in shares of Common Stock. If at any time the Bank contributions (and earnings thereon) are not invested entirely in Common Stock, then your account will also contain its pro rata share of any other investment assets (for example, bonds or certificates of deposit).

18B. HOW ARE PARTICIPANT CONTRIBUTIONS INVESTED?

     The Plan permits Participants to direct the investment of their Participant Contributions between alternative investment funds provided under the Plan. The choices available to you, as well as the procedures for making investment elections are detailed in a separate Prospectus that you should obtain from the Plan Administrator. You may change

---------------------
/2/ Your compensation is the sum of your total taxable compensation plus your salary reduction contributions for the Plan Year. The Internal Revenue Code requires that the Plan disregard compensation in excess of certain maximum limitations ($150,000 for 1996). You will be notified in the unlikely event that this limitation affects you.

     investment selections between available alternatives in accordance with rules established by the Plan Administrator.

19.  HOW ARE TRUST FUND INCOME, GAINS AND LOSSES ALLOCATED?

     For bookkeeping purposes, there are three parts to your Plan Account. One part reflects your allocation of Bank discretionary contributions, the second part reflects your allocation of Matching Contributions, and the third represents your Participant Contributions. Your account will be valued on a daily basis, based on the market value of the assets, and the earnings thereon, attributable to each part of your account.

     You should be aware that although the Trust Fund is a stockholder of Cooperative Bankshares, Inc., you personally are not a stockholder until shares of stock are distributed to you, as discussed below. Nevertheless, you are entitled to direct the Trustees as to how to vote the shares in your Plan Account with respect to any matter presented for a vote of the Company's stockholders.

     Certain individuals who have sold shares of Common Stock to the Trust Fund or who own 25% or more of the Common Stock (and their close relatives) are ineligible to participate in some allocations of the Trust Fund. You will be notified if this provision applies to you.

20. AS I NEAR RETIREMENT, MAY I DIRECT THAT MY PLAN ACCOUNT NO LONGER BE INVESTED PRIMARILY IN SHARES OF COMMON STOCK?

     During each of the five Plan Years which begin with the Plan Year in which you attain age 55 (or, if later, after you have completed your 10th year of participation in the Plan), you may elect to direct the Trustees as to the investment of 25% of the Common Stock which is credited to your Plan Account and is attributable to Bank, rather than Participant, contributions. In the sixth Plan Year, you may direct the investment of 50% of such Common Stock. Investment elections may be made between not less than three investment alternatives provided under the Plan.

     No investment changes will be made unless you file an election. This must be done no later than 90 days after the last day of the Plan Year for which you are eligible to make such an election.

21.  HOW OFTEN WILL I BE INFORMED ABOUT THE STATUS OF MY PLAN ACCOUNT?

     Each calendar quarter, you will receive a statement showing the value of your Plan Account, the number of shares of Common Stock credited to your Account, and their value.

                            VOTING OF COMMON STOCK

22.  WHO VOTES COMMON STOCK HELD IN THE TRUST FUND?

     You may direct the Trustee as to the voting of shares of Common Stock allocated to your Plan Account. The Bank has the authority to direct how the Trustee votes shares which are either unallocated or not voted by Participants.

23.  WHAT DOES IT MEAN TO BE "VESTED" IN YOUR PLAN ACCOUNT?

     To be vested means that your interest in the Plan will not be forfeited when you leave employment for any reason.

24.  WHEN WILL I BECOME 100% VESTED IN MY PLAN ACCOUNT?

     At all times, you are 100% vested in the portion of your Plan Account that is attributable to Participant Contributions.

     Bank contributions (and earnings thereon) credited to your Plan Account become fully vested and nonforfeitable upon any one of the following events:

     *    your Retirement.  You may retire at age 65 or any time thereafter, or
               ----------
          after age 55 if you have at least 5 Years of Vesting Service.

     *    your Total Disability.  The Plan defines Total Disability as a
               ----------------
          physical or mental condition resulting from a bodily injury, disease, or mental disorder which renders you incapable of continuing any gainful occupation and which condition constitutes a total disability under the Federal Social Security Acts.

     *    your death.

     * your termination of employment with the Bank after earning five or more Years of Vesting Service.

     *    termination of the Plan by the Bank, its successors or assigns.

     You receive credit for a Year of Vesting Service for any Plan Year in which
                              -----------------------
     you both complete at least 1,000 Hours of Service during the particular
         ----
     Plan Year or calendar year, and prior thereto had attained age 18.
                                 ---

25.  WHAT IF I TERMINATE EMPLOYMENT AND AM NOT 100% VESTED IN MY PLAN ACCOUNT?

     If you terminate employment with the Bank for a reason other than retirement, disability, or death, the following schedule will determine your vested interest in the portion of your Plan Account that is attributable to Bank contributions:

             Years of Vesting Service  % Vested
             ------------------------  --------

                Less than 5 years           0%
                5 or more years           100%

     To the extent not vested, your Plan Account will be forfeited on the date your employment terminates, and will be reallocated among the accounts of other Plan Participants (as though the forfeiture were an additional contribution by the Bank).

26.  MAY I ASSIGN OR PLEDGE MY INTEREST IN THE PLAN?

     No. However, your interest in the Plan may be subject to claims under a "qualified domestic relations order" issued by a court granting another person a right to receive all or part of your Plan Account in connection with your support, alimony, or property division obligations to your spouse, former spouse, children or other dependents.

                             WITHDRAWALS AND LOANS

27. WHILE IN THE ACTIVE EMPLOY OF THE BANK, MAY I BORROW AGAINST OR MAKE WITHDRAWALS FROM MY PLAN ACCOUNT?

     No.

                              PAYMENT OF BENEFITS

28.  WHEN AM I ENTITLED TO RECEIVE A DISTRIBUTION?

     Your Plan Account becomes payable to you (or your beneficiary) as soon as practicable after the end of the Plan Year in which you terminate employment for any reason. Certain special options as to your distribution alternatives will be detailed for you when you leave employment, or sooner at your request.

29. ONCE I BECOME ENTITLED TO A DISTRIBUTION, WHEN WILL PLAN BENEFITS BECOME PAYABLE?

     Benefit distributions will be made as soon as practicable after the end of the Plan Year in which your distribution becomes payable (See Q&A 28). You may elect to defer commencement of your benefit payment(s) until you reach age 65, but only if the value of your Plan Account has at some time exceeded $3,500.

30.  HOW WILL DISTRIBUTIONS FROM THE PLAN BE MADE?

     In a lump sum.

31.  IN WHAT FORM WILL DISTRIBUTIONS BE MADE FROM THE PLAN?

     To the extent invested in Common Stock when you terminate employment, your Plan Account will be paid in whole shares of Common Stock (with cash being paid in lieu of fractional shares). Any other amounts credited to your Plan Account will be paid in cash.

     Notwithstanding the foregoing, a Participant may elect to receive cash in lieu of Common Stock with respect to amounts attributable to Common Stock accrued for his or her Plan Account prior to January 1, 1996.

32.  HOW MAY I SELL SHARES OF COMMON STOCK DISTRIBUTED FROM MY PLAN ACCOUNT?

     For so long as the Common Stock is listed on the Nasdaq-National Market, any shares of Common Stock that you may receive from the Plan will be freely transferable, meaning that you may sell them on the open market,
     ------ ------------
     (through a broker if you so desire). In the unlikely event that the Common Stock is not listed on Nasdaq-National Market (or some other exchange) at the time you receive a distribution, you will receive a "put option" with the Common Stock, and the shares you receive will be subject to a right of first refusal. These matters will be explained in detail when you leave our employment. If you desire more information now, please contact our Personnel Office.

33. WHO IS ENTITLED TO RECEIVE MY PLAN ACCOUNT IF I DIE BEFORE DISTRIBUTIONS COMMENCE?

     If you are married at the time of your death, your Plan Account will be distributed to your surviving spouse, unless your spouse has previously consented in writing before a Plan representative or notary public to payment of the death benefit to another beneficiary you have named. If you are unmarried at the time of your death, the death benefit will be distributed to your named beneficiary.

     If you do not have a spouse or named beneficiary living at the time of your death, the death benefit will be distributed to the executor or administrator of your estate.

                                 REEMPLOYMENT

34. WHAT HAPPENS IF I TERMINATE SERVICE WITH THE BANK, INCUR A BREAK-IN-SERVICE AND THEN AM REEMPLOYED?

     If you terminate employment prior to satisfying the service requirement for participation in the Plan (see Q.11) and incur a Break in Service, you will be treated as a new employee or your date of rehire. If you satisfy such Service requirement prior to termination of employment and do not incur a Break in Service, you will
                                      ---
     become a Participant as of your date of rehire. On the other hand, if you were a Participant in the Plan during your prior period of employment and you will become a Participant immediately upon returning to eligible employment. How reemployment affects restoration of your Account (including forfeitures) and your vested interest will be explained when you are reemployed, or earlier, at your request.

35.  HOW WILL A LEAVE OF ABSENCE AFFECT MY RIGHTS IF I AM  REEMPLOYED?

     You may at some time find it necessary to take an extended leave from your job. Absences due to the following causes will not count toward a Break-in-Service:

     * a temporary absence due to holiday, incapacity, sickness, disability, jury duty, or authorized vacation,

     * an approved leave of absence as granted in a nondiscriminatory manner by the Plan Administrator, in writing,

     *    a maternity or paternity absence, and

     * active service in the armed forces, as well as any period during which your reemployment rights are guaranteed by law.

     If you are absent for one of the above-described reasons, you will receive credit for up to 501 Hours of Service for purposes of determining whether a Break-in-Service has occurred. Hours are credited in the Plan Year in which the leave begins if needed to avoid a break in that Plan Year. Otherwise, the hours are credited in the following year. These special rules for certain absences protect you only against having a Break-in-Service. You should be aware that an absence may prevent you from earning enough Hours of Service to increase your Years of Vesting Service, or being eligible for a share of the Employer's contribution for a Plan Year.

                              TAX CONSIDERATIONS

36.  WHEN WILL I BE TAXED ON MY PLAN BENEFITS?

     This Plan has been designed to meet certain Internal Revenue Code requirements so you can enjoy special tax advantages when you participate. Here's a brief summary.

     MONEY IN. When made, Bank discretionary or matching contributions to the Plan are not currently includible in your taxable income. As long as that
              ---
     money stays in the Plan, it will not be taxed by the federal government or by the State of North Carolina. Participant Contributions are likewise excluded from taxable income until paid to you from the Plan, however, such amounts are subject to federal payroll taxes (social security, medicare, etc.) in the year of deferral.

     MONEY OUT. All Plan money is fully taxable as ordinary income when you receive it. This includes the money originally contributed to the Plan as well as earnings on that money. There are many detailed and complex provisions of the Internal Revenue Code governing exactly how you are taxed on distributions. As a general rule, if at the time of your resignation or termination, you have not reached the age 55, the payment you receive will be subject to an additional tax of 10% unless the amount is rolled over into an IRA or other tax-qualified plan. Also, the Bank is required to withhold 20% of any Plan distribution that is not transferred, at your
                                                   ---
     direction, directly to an IRA or other tax-qualified plan. If you request that the distribution check be payable to you, you cannot elect out of this tax withholding, even if you intend to "roll over" the distribution.

     Neither the Company, the Bank, nor any employee is authorized or qualified to give you tax advice. Before you make a decision that could cost you large amounts of taxes that you could legally and properly avoid, we strongly urge that you consult with your personal tax advisor or attorney.

                               CLAIMS PROCEDURES

37.  HOW MAY I FILE A CLAIM FOR BENEFITS?

     To file a written claim for benefits under the Plan, the Plan Administrator normally requires that you complete certain forms and furnish information (such as proof of age, for example). Written notice of the disposition of a claim will be furnished to you within 30 days after you file the claim. If you believe that you are entitled to a benefit that you have not received, you (or your beneficiary) should request a hearing before the Plan Administrator in writing within 90 days of receipt of the Plan Administrator's decision. You will then be allowed to review documents pertinent to your claim and submit comments to the Plan Administrator. Within 30 days of the receipt of your request, the Plan Administrator will schedule and hold a full hearing on your claim, and within 30 days after such hearing will issue a written decision giving specific reasons for the decision and references to Plan provisions on which the decision was based.

                            ADDITIONAL INFORMATION

38.  MAY AMENDMENTS BE MADE TO THE PLAN?

     The Bank intends to continue the Plan indefinitely, but has reserved the right to amend or even to terminate the Plan if it becomes necessary or desirable to do so. In the event the Plan is changed, your vested benefit accrued to the effective date of such change may not be reduced. Upon termination or partial termination of the Plan, your benefits will become nonforfeitable.

 39. ARE THERE OTHER LIMITATIONS ON MY RIGHTS UNDER THE PLAN?

     The Plan does not give any person the right to be retained as an employee of the Employer. It creates only those rights specifically provided in the Plan.

40.  ARE MY BENEFITS GUARANTEED BY THE PENSION BENEFIT GUARANTY CORPORATION
     (PBGC)?

     No, because this Plan is a defined contribution plan and the Pension Benefit Guaranty Corporation does not insure such plans. The retirement benefit you receive will depend on the investment performance of your Plan Account.

41.  AS A PARTICIPANT IN THE PLAN, DO I HAVE ANY SPECIAL RIGHTS UNDER ERISA?

     As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants are entitled to:

     * Examine, without charge, at the Plan Administrator's Office, all Plan documents, including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

     * Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

     * Receive a summary of the Plan's annual financial report. The Plan Administrator is required under ERISA to furnish each participant with a copy of this summary annual report.

     * Obtain a statement telling you whether you have a right to receive a benefit at age 65 and if so, what your benefits would be at such date if you stopped working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get such a right. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

     In addition to creating rights for Plan Participants, ERISA imposes duties upon the individuals who are responsible for the operation of the Plan. These individuals, called "fiduciaries" of the Plan, have a duty to act prudently in your interest and that of the other Plan Participants and beneficiaries. No one, including your Employer, may terminate you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. The following examples will show action that you may take:

     * First, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond control of the Plan Administrator.

     * Second, if you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     * Third, if it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor Management Services Administration Department of Labor.

                                                                     Exhibit "A"


                    COOPERATIVE BANK FOR SAVINGS, INC., SSB
                 EMPLOYEE STOCK OWNERSHIP-401(K) SAVINGS PLAN
--------------------------------------------------------------------------------

                   Participant's Designation of Beneficiary

--------------------------------------------------------------------------------


TO: The Plan Administrator for the Cooperative Bank for Savings, Inc., SSB Employee Stock Ownership-401(k) Savings Plan (the "Plan")

FROM:     The undersigned Participant in the Plan

================================================================================

     I understand that the Plan permits me to make a beneficiary designation through execution of this form, and that in the absence of a valid designation
                                         -------------------------------------
below or a valid prior designation, any benefits that may become payable from
-----    -------------------------
the Plan as a result of my death will be paid to my surviving spouse if I am then legally married, and otherwise to my estate.

     I hereby mark the alternative applicable to my situation, and make the beneficiary designation set forth below. NOTE: YOU ARE NOT REQUIRED TO DESIGNATE A BENEFICIARY.

[__] UNMARRIED PARTICIPANT (including participants who are divorced or legally separated)

     I hereby designate the person(s) named below to be my beneficiary for purposes of the Plan:

============================================================================
Name of Primary             Mailing Address               Percentage of
Beneficiary                                               Death Benefit
----------------------------------------------------------------------------

                                                               ____%

----------------------------------------------------------------------------

                                                               ____%

============================================================================

     In the event that the beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary:

Plan Beneficiary Designation
Page 2

          Name: (1)                         (2)
                    ----------------------      -----------------------
          Address:
                    ----------------------      -----------------------

                    ----------------------      -----------------------

          % of Death Benefit:     %                 %
                              ----              ----
     IF I BECOME LEGALLY MARRIED: (i) I agree to notify the Plan Administrative Committee, and (ii) I understand that my marriage would automatically revoke the above designations.

[__] MARRIED PARTICIPANT  (including participants who are not legally separated)

     I hereby choose to designate the person(s) named below to be my beneficiary for purposes of the Plan, and recognize that the designation of a beneficiary other than my spouse is contingent on my spouse's written consent:

===============================================================================
    Name of Primary           Mailing Address         Percentage of
    Beneficiary                                       Death Benefit
-------------------------------------------------------------------------------

    -------------------                                         %
     Spouse?                                                ----

         Yes        No
     ---        ---
-------------------------------------------------------------------------------

     ------------------                                         %
     Spouse?                                                ----

         Yes        No
     ---        ---
================================================================================

In the event that the beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary:

          Name: (1)                      (2)
                   ---------------------    -----------------------

          Address:
                   ---------------------    -----------------------

                   ---------------------    -----------------------

          % of Death Benefit:     %              %
                              ----          ----

                           *     *     *     *     *

Plan Beneficiary Designation
Page 3

     I understand that this Designation of Beneficiary both revokes any prior
                                                       ----
designation that I may have made and may be revoked at any time through my
                                 ---
execution of a successor Designation of Beneficiary on this form.


     EXECUTED this      day of                          , 19  .
                   ----        -------------------------    --

                                    -------------------------------
                                    Participant's Signature



WITNESSED by:                               , Plan Representative
             -------------------------------

Plan Beneficiary Designation
Page 4

                              SPOUSAL CONSENT TO
                   PARTICIPANT'S DESIGNATION OF BENEFICIARY


     With respect to any benefits that would otherwise be payable to me from the Cooperative Bank for Savings, Inc. SSB Employee Stock Ownership-401(k) Savings Plan ("Plan"), I hereby consent to the beneficiary designation made by my spouse on the prior page. I hereby recognize and understand that --

     (1) I am under no legal obligation to provide this consent;

     (2)  I am making this consent voluntarily and of my own free will;

     (3) the effect of my consent is to cause a beneficiary other than myself to receive any death benefits that may become payable from the Plan as a result of my spouse's death;

     (4)  the beneficiary designation made by my spouse will not become
                                                             ---
          effective unless I execute this consent; and

     (5) my consent is irrevocable unless my spouse revokes the beneficiary designation made above.

     EXECUTED this     day of              , 19  .
                   ---        -------------    --

                                    ____________________________
                                    Participant's Spouse
Witnessed by:


--------------------------------
Plan Representative or
Notary Public